STATEMENT OF POLICY ON PERSONAL SECURITIES TRANSACTIONS
                               AND CODE OF ETHICS

                        MARTINGALE ASSET MANAGEMENT, L.P.

                               Revised April 2000

I.       Introduction

         A primary duty of all directors, officers and certain employees (defined below as "advisory persons") of Martingale Asset Management, L.P. (the "Adviser") when dealing with investment advisory clients, is to conduct themselves in conformance with the highest ethical standards. Thus, no advisory person of the Adviser shall engage in any activity that could result in an actual, potential or perceived conflict of interest, and must avoid any action which may be perceived as a breach of trust.

         This Statement of Policy on Personal Securities Transactions and Code of Ethics ("Code of Ethics") sets forth the policies concerning the purchase or sale of securities by advisory persons of the Adviser. It further sets forth the procedures to be used to report the purchase or sale of any securities by such person. This Code of Ethics is designed to ensure compliance with the requirements of Section 204A and 204 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and Rule 204-2(a)(12) thereunder, as well as
Section 17(j) of the Investment Company Act of 1940 (the "1940 Act") and Rule 17j-1 (the "Rule") thereunder. In addition, this Code of Ethics is designed to provide a program for detecting and preventing insider trading by advisory persons of the Adviser.

         Section  17(j) of the 1940 Act  makes  it  unlawful  for an  affiliated person of a registered investment company to engage in transactions in securities which are also held or are to be acquired by a registered investment company if such transactions are in contravention of rules adopted by the Securities and Exchange Commission to prevent fraudulent, deceptive, or manipulative practices. Section 17(j) broadly prohibits any such affiliate from engaging in any type of manipulative, deceptive, or fraudulent practice with respect to the investment company and, furtherance of that prohibition, requires each adviser to a registered investment company to adopt a written code of ethics containing provisions reasonably necessary to prevent "advisory persons" from engaging in conduct prohibited by the Rule. The Rule also requires that reasonable diligence be used and procedures instituted to prevent violations of such code of ethics.

         A copy of this Code of Ethics shall be circulated to each advisory person by the designated compliance officer of the Adviser listed on Exhibit A together with an acknowledgment of receipt which shall be signed and returned to a designated compliance officer by each advisory person. The designated compliance officer is charged with responsibility for ensuring that the requirements of this Code of Ethics are adhered to by all advisory persons.

         This Code of Ethics is not intended to cover all possible areas of potential liability under the Advisers Act or 1940 Act or under the federal securities law in general. Persons covered by this Code, therefore, are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by the Adviser.

         In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on advisory persons in certain situations. It is expected that advisory persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

Definitions
-----------

         1. "Advisory person" mean any officer, director or employee involved in the advisory process, including portfolio managers, traders, employees whose duties or functions involve them in the investment process, and any employee who obtains information concerning the investment decisions that are being made for an advisory client, and any affiliated or control person of the Adviser. For purposes of this Code of Ethics, advisory persons also include members of such person's immediate family (i.e., husband, wife, children and who are directly or indirectly dependents of an advisory person), accounts in which an advisory person or members of his or her family has a beneficial interest or over which an advisory person has investment control or exercises investment discretion (e.g., a trust account).

         2. "Advisory client" means any individual, group of individuals, partnership, trust or company, including a registered investment company for whom the Adviser acts as investment adviser.

         3. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         4. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an advisory person has or acquires.

         5. "Cash compensation" means any discount, concession, fee, service fee, commission, asset-based sales charge, loan, override or cash employee benefit received in connection with the offering of the Adviser's services.

         6. "Control" means the power to exercise a controlling influence over the management or policies of the Adviser.

         7. "Hot-issue" is defined as securities of a public offering which trade at a premium in the secondary market whenever such secondary market begins.

         8. "Non-cash compensation" means any form of compensation received in connection with the offering of the Adviser's services that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging.

         9. The "purchase or sale" of a security includes the writing of an option to purchase or sell a security.

         10. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States (including Government agencies), short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, banker acceptances, bank certificates of deposit and commercial paper ("Government Securities").

Pre-Approval
------------

         All purchases and sales (including short sales) of individual Securities (defined above to exclude Government Securities and other items) must be pre-approved before an order is placed. Options transactions also require pre-approval. Approval must be given by one of the persons listed on Exhibit A. Approval must be obtained in writing (or, in unusual circumstances, promptly confirmed in writing), initialed by one of the persons listed on Exhibit A, and, once approved, orders must be executed within one business day of the approval date. As necessary, before giving approval, the person providing approval will consult (on a "no name" basis) with the appropriate trader to determine whether the proposed purchase or sale in any way conflicts with any trading being carried out on behalf of an advisory client. Advisory persons seeking approval to acquire or dispose of individual securities should allow sufficient time for this review and approval process. Records of each approval, and the rational supporting each such approval, shall be maintained for at least five years after the end of the fiscal year in which such approval is granted.

Prohibited Purchase and Sales
-----------------------------

         No approval will be given for proposed transactions that violate the following rules, subject to the limited exception given below. No advisory person shall purchase or sell (including short sales and options), directly or indirectly, any security in which he or she has, or by such transaction acquires, any direct or indirect beneficial ownership, which security at the time of such purchase or sale:

         (1)   is being purchased or sold for the account of an advisory client;
               or

         (2) was purchased or sold for the account of an advisory client within seven days before and seven days after the date of such purchase or sale. Any profits realized during this proscribed period shall be disgorged.

         Additionally, no advisory person shall engage in a transaction, directly or indirectly, that involves an opportunity that an advisory client could utilize, unless one of the persons indicated in Exhibit A has confirmed, on behalf of the Adviser, that the account of the advisory clients do not wish to take advantage of the opportunity and approves such transaction.

         These restrictions shall continue to apply until the recommendation has been rejected or any authorization to buy or sell has been completed or canceled. Knowledge of any such consideration, intention, recommendation or purchase or sale is always a matter of strictest confidence.

         These restrictions shall not apply to purchase or sales of securities which receive the prior approval of a person indicated in Exhibit A where that person, in his or her discretion, has determined that such purchases or sales are only remotely potentially harmful to any advisory client, where they would be very unlikely to affect a highly institutional market or where they are clearly not related economically to the securities to be purchased, sold or held by the account of an advisory client.

Additional Investment Policies
------------------------------

         1. Investment Through Mutual Funds Encouraged. All advisory persons are encouraged to make personal investments exclusively through mutual funds, and to limit their investments in individual securities to mutual funds or to Government Securities. No prior approval is needed to make such investments.

         2. No Trading. All individual security positions are expected to be taken for investment purposes. Securities trading as distinct from investment is discouraged. If an advisory person desires to sell a position he or she has held for less than six months (or desires to re-acquire a recently liquidated position), the approval request must include an explanation of the reason for the transaction (mutual funds and Government Securities excepted).

         3. Ownership Reports and New Employees. Advisory persons who are new employees of the Adviser shall submit a schedule of current security holdings within ten days of the date their employment commences, which shall include: (i) the name, number of shares and cost basis of all securities owned by such access person and (ii) any securities account such access person maintains with a broker dealer or bank, and shall subsequently follow this Code of Ethics in receiving approvals to liquidate or add to their security positions.

         4. Private Placements and IPOs. Investments in private placements, initial public offerings ("IPOs") and other individual securities that are not generally available to the public may present conflicts of interest even though such securities may not be currently eligible for acquisition by some or all of the accounts of advisory clients. Prior approval must be obtained before buying or selling such investments, as with any other individual security transaction. In addition, with respect to private placements, the approval request must indicate that the investment is being purchased (or liquidated) on terms that are substantially the same to the terms available to other similarly situated private investors, and that the advisory person does not have any specific knowledge of an imminent public offering or any material nonpublic information about the issuer. It is expected that any investment in a private placement, IPO or similar security will be held for at least six months. If the security subsequently becomes eligible for investment by an account of an advisory client and is, in fact, purchased by such account, any advisory person who owns the security will be expected to continue to hold such security for at least six months following its eligibility.

         5. Private Investment Partnerships. Just as investments through mutual funds are encouraged and investments in individual securities are discouraged in order to minimize potential conflicts of interest and/or the appearance of any conflict of interest, the Adviser likewise encourages advisory persons to effect their venture investments through venture limited partnerships rather than individual private placements. Although venture limited partnerships are preferred over individual private placements, venture limited partnerships nevertheless can present potential conflicts. Accordingly, while pre-approval is not required to participate in a venture limited partnership, an advisory person will be expected to report any transaction involving a venture limited partnership within 10 days of the investment to one of the persons on Exhibit A.

         6. No Directorships. No advisory person may serve on the board of directors for any private or public operating company without prior written approval from one of the persons on Exhibit A. Such directorships are generally discouraged because of their potential for creating conflicts of interest. Advisory persons should also restrict their activities on committees (e.g., advisory committees or shareholder/creditor committees). This restriction is necessary because of the potential conflict of interest involved and the potential impediment created for the advisory clients. Advisory persons serving on board or committees of operating companies may obtain material nonpublic information in connection with their directorship or position on a committee that would effectively preclude the investment freedom that would otherwise be available to the advisory clients.

         7. No Special Favors. It goes without saying that no advisory person may purchase or sell securities on the basis of material nonpublic information or in reciprocity for allocating brokerage, buying securities in an account of an advisory client, or any other business dealings with a third party. Information on or advisory to personal investments as a favor for doing business on behalf of the advisory clients-- regardless of what form the favor takes -- is strictly prohibited. The appearance of "special favor" is also sufficient to make a personal transaction prohibited under these guidelines.

         8.  Non-Cash  Compensation.  No   advisory  person  shall  directly  or
indirectly accept or make payments or offers of payments of any non-cash compensation except as provided below:

               (a) gifts that do not exceed an annual amount per advisory person or other person of $100 and are not preconditioned on achievement of a sales target;

               (b) an occasional meal, a ticket to a sporting event or theater or comparable entertainment which is neither so frequent nor so extensive as to raise any question of impropriety and is not preconditioned on achievement of a sales target;

               (c) payment or reimbursement in connection with meetings held for the purpose of training or education of advisory persons or other persons provided that:

                    (i) advisory persons obtain the Adviser's approval to attend the meeting and attendance by advisory persons is not preconditioned on the achievement of a sales target or any other incentives pursuant to a non-cash compensation arrangement;

                    (ii) the  location  is  appropriate  for the  purpose of the meeting;

                    (iii)the  payment  or  reimbursement  is not  applied to the expenses of guests of the advisory person or other person; and

                    (iv) the payment or reimbursements not preconditioned on the achievement of a sales target.

         9. No Hot-Issues. No advisory person may purchase or receive a hot issue in any of his or her accounts, including any accounts in which the advisory person has a beneficial interest.

Annual Reporting
----------------

         Each advisory person shall submit to the designated compliance officer, not later than ten days after the end of each calendar year, an annual report that discloses:

         (i) The name, number of shares and principal amount of all securities owned by such access persons; and

         (ii) any securities account maintained by such access person with a broker dealer or bank.

Quarterly Reporting
-------------------

         1. Subject to the exceptions set forth below, every advisory person shall report to the designated compliance officer the information described in subsection 2 below with respect to transactions in any security in which such advisory person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the securities.

         2. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall be on the Form attached hereto as Exhibit B or on a form that contains substantially the same information (i.e., a brokerage confirmation statement) and shall contain the following information:

               (a) the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

               (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               (c)  the price at which the transaction was effected; and

               (d) the name of the broker, dealer or bank with or through which the transaction was effected.

         3. Any such report may contain a statement that making such report should not be construed as an admission that an advisory person has any direct or indirect beneficial ownership in the security to which the report relates.

         4. If such access person established a securities account during the prior quarter, such report must disclose the name of the broker dealer or bank with which the account was established and the date on which the account was established.

         5.  Copies of  bank  statements  or  broker's  advice   containing  the
information specified in subsection 2 above may be attached to the report instead of listing the transactions.

Exceptions to Reporting Requirements and Prohibited Sales and Purchases
-----------------------------------------------------------------------

         Notwithstanding any other provision of this Code, an advisory person need not make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence; and

         The reporting provisions and prohibitions on sales and purchases contained in this Code also shall not apply to:

         (a) purchases or sales of securities which are non-volitional on the part of either the advisory person (e.g., receipt of gifts); ----

         (b) purchases of securities which are part of an automatic dividend reinvestment plan; and

         (c) purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and the sales of such rights so acquired.

Review by Designated Compliance Officer
---------------------------------------

         The designated compliance officer shall compare all reports of personal securities transactions with completed and contemplated portfolio transactions of advisory client to determine whether a violation of the Code of Ethics may have occurred. No person shall review his or her own report. Before making any determination that a violation has been committed by any person, the designated compliance officer shall give such person an opportunity to supply additional explanatory material.

         If the designated compliance officer determines that a violation of the Code of Ethics has or may have occurred, he or she shall submit his or her written determination, together with the transaction report, if any, and any additional explanatory material provided by the individual, to the President or, if the President shall be the designated compliance officer, the Chairman, who shall make an independent determination of whether a violation has occurred.

         If it is determined that a material violation has occurred, a report of the violation shall be made to such persons as required by law. If a securities transaction of the designated compliance officer is under consideration, the Chairman shall act in all respects in the manner prescribed herein for the designated compliance officer.

Oversight by Governing Board
----------------------------

         This Code of Ethics, as revised, has been approved by the Adviser's governing board. Any material change to this Code of Ethics shall be approved by such board within six months of such change.

         The designated compliance officer shall provide a written report to the Adviser's governing board no less frequently than annually that (i) describes any material issues regarding this Code of Ethics and any material violations thereof and (ii) certifies to such board that the Adviser has adopted procedures reasonably necessary to prevent advisory persons from violating this Code of Ethics.

Confidentiality
---------------

         All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential, but are subject to review as provided herein and by personnel of the Securities and Exchange Commission.

Annual Certification
--------------------

         Each advisory person shall re-certify annually his or her familiarity with this Code of Ethics and other procedures and shall certify compliance with these guidelines and procedures.

                                    EXHIBIT A

              Persons Designated to Give Approval of Transactions:
                              Patricia J. O'Connor
                                 Arnold S. Wood
                                Alan J. Strassman
                               William E. Jacques

                         Designated Compliance Officer:
                              Patricia J. O'Connor

                      PERSONAL SECURITY TRANSACTION REPORT

Person for whom

Report is being made:________________________ Quarter Ending __________, 20__

____     Please   check   if  a   brokerage   statement   or   brokerage   trade
         confirmation(s) has been submitted directly to the compliance officer by your brokerage firm for any security transactions in this period.

____ Please check if a brokerage statement or brokerage trade confirmation(s) has been attached to this report in lieu of completing the report. (If this box is checked, you need not complete the tables below; however, you must still sign and date this report.)

There were NO securities transactions reportable by me during the above quarter, except those listed below. Note: All transactions are reportable (regardless of size) except purchases and sales of shares of registered open-end investment companies, securities issued by the Government of the United States, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, bankers acceptances, bank certificates of deposit and commercial paper. Bank or brokers statements may be attached if desired instead of listing the transactions. If necessary, continue on the reverse side. If the transaction is not a sale or purchase, mark it with a cross and explain the nature of each account in which the transaction took place, i.e., personal, wife, children, charitable trust, etc.

                                    PURCHASES

Date     Security     Amount/No. of   Price     Broker    Nature of    Reviewing
                         Shares                            Account      Officers
                                                                        Initials
------  -----------  ---------------  ------- ---------- -----------  ----------






                                      SALES

Date     Security     Amount/No. of   Price     Broker    Nature of    Reviewing
                         Shares                            Account      Officers
                                                                        Initials
------  -----------  ---------------  ------- ---------- -----------  ----------




Date:
Employee Signature:____________________

Transaction(s)  approved  (check one)?  ___ Yes ___ No

Signature of  compliance officer:_______________________

Name (please print):

                                   EXHIBIT B

                               EXPLANATORY NOTES

This report must be filed quarterly by the 10th day of the month following the end of the quarter and cover all accounts in which you have an interest, direct or indirect. This includes any account in which you have "beneficial ownership" (unless you have no interest or control over it) and non-client accounts over which you act in an advisory or supervisory capacity.

( ) Tick if you wish to claim that the reporting of the account of the securities transaction shall not be construed as an admission that you have any direct or indirect beneficial ownership in such account or securities.

                         GUIDELINES FOR PERSONAL TRADING

                        MARTINGALE ASSET MANAGEMENT, L.P.
                               Revised April 2000

         These guidelines are designed to supplement the official Code of Ethics and Trading Policies previously adopted by Martingale Asset Management, L.P. ("the Adviser"), and should be read in conjunction with that Code of Ethics and the Adviser's Trading Policies. The purpose of these guidelines (as well as the Code of Ethics and Trading Policies) is to minimize conflicts of interest (including the appearance of such conflicts).

         These procedures are not intended to prohibit conscientious professionals from making responsible personal investment decisions within the boundaries reasonably necessary to protect fiduciary relationships owed to the Adviser's clients (each an "advisory client"). To that end, these guidelines are designed to encourage investment in a manner that is consistent with the fiduciary relationship that exists between the Adviser and its advisory clients.

         1. WHO IS COVERED. These guidelines apply to all officers, directors and control persons of the Adviser. These guidelines also apply to all persons involved in the advisory process, including portfolio managers, traders, employees whose duties or functions involve them in the investment process, and any employee who obtains information concerning the investment decisions that are being made for the advisory clients, including affiliated persons of the Adviser. All such persons shall be designated "advisory persons" for purposes of these guidelines. These guidelines also apply to investments by members of an advisory person's immediate family (i.e., husband, wife, children and who are directly or indirectly dependents of an advisory person), accounts in which an advisory person or members of his or her family has a beneficial interest or over which an advisory person has investment control or exercises investment discretion (e.g., a trust account).

         2. INVESTMENT THROUGH MUTUAL FUNDS ENCOURAGED. All advisory persons are encouraged to make personal investments exclusively through mutual funds, and to limit their investments in individual securities to mutual funds or to U.S. Government Securities, as that term in defined in the Code of Ethics. No prior approval is needed to make such investments.

         3. INDIVIDUAL SECURITIES REQUIRE PRE-APPROVAL. All purchases and sales (including short sales) of individual Securities (defined in the Code of Ethics to exclude Government Securities and other items) must be pre-approved before an order is placed. Options transactions also require pre-approval. Approval may be given by any of the persons listed in Exhibit A to the Code of Ethics. Approval must be obtained in writing (or, in unusual circumstances, promptly confirmed in writing), initialed by one of the persons listed in Exhibit A, and, once approved, orders must be executed within one business day of the approval date. As necessary, before giving approval, the person providing approval will consult (on a "no name" basis) with the appropriate trader to determine whether the proposed purchase or sale in any way conflicts with any trading being contemplated or carried out on behalf of an advisory client. Advisory persons seeking approval to acquire or dispose of individual securities should allow sufficient time for this review and approval process.

         4. NO TRADING. All individual security positions are expected to be taken for investment purposes. Securities trading as distinct from investment is discouraged. If an advisory person desires to sell a position he or she has held for less than six months (or desires to re-acquire a recently liquidated position), the approval request must include an explanation of the reason for the transaction (mutual funds and Government Securities excepted).

         5. OWNERSHIP REPORTS AND NEW EMPLOYEES. Advisory persons who are new employees of the Adviser shall submit a schedule of current security holdings within ten days of the date their employment commences, which shall include (i) the name, number of shares and principal for all securities owned by such access person and (ii) any securities account such access person maintains with a broker dealer or bank, and shall subsequently follow these guidelines in receiving approvals to liquidate or add to their security positions.

         6. PRIVATE PLACEMENTS AND IPOS. Investments in private placements and other individual securities that are not generally available to the public may present conflicts of interest even though such securities may not be currently eligible for acquisition by some or all of the accounts of advisory clients. Prior approval must be obtained before buying or selling such investments, as with any other individual security transaction. In addition, with respect to private placements, the approval request must indicate that the investment is being purchased (or liquidated) on terms that are substantially the same to the terms available to other similarly situated private investors, and that the advisory person does not have any specific knowledge of an imminent public offering or any material non-public information about the issuer. It is expected that any investment in a private placement, IPO or similar security will be held for at least six months. If the security subsequently becomes eligible for investment by an account of an advisory client and is, in fact, purchased by such account, any advisory person who owns the security will be expected to continue to hold such security for at least six months following its eligibility

         7. PRIVATE INVESTMENT PARTNERSHIPS. Just as investments through mutual funds are encouraged and investments in individual securities are discouraged in order to minimize potential conflicts of interest and/or the appearance of any conflict of interest, the Adviser likewise encourages advisory persons to effect their venture investments through venture limited partnerships rather than individual private placements. Although venture limited partnerships are preferred over individual private placements, venture limited partnerships nevertheless can present potential conflicts. Accordingly, while pre-approval is not required to participate in a venture limited partnership, an advisory person will be expected to report any transaction involving a venture limited partnership within ten (10) days of the investment to any of the persons listed on Exhibit A to the Code of Ethics.

         8. NO DIRECTORSHIPS. No advisory person may serve on the board of directors for any private or public operating company without prior written approval from one of the persons listed on Exhibit A to the Code of Ethics. Such directorships are generally discouraged because of their potential for creating conflicts of interest. Advisory persons should also restrict their activities on committees (e.g., advisory committees or shareholder/creditor committees). The restriction is necessary because of the potential conflict of interest involved and the potential impediment created for the advisory clients. Advisory persons serving on boards or committees of operating companies may obtain material non-public information in connection with their directorship or position on a committee that would effectively preclude the investment freedom that would otherwise be available to the advisory clients.

         9. NO SPECIAL FAVORS. It goes without saying that no advisory person may purchase or sell securities on the basis of material nonpublic information or in reciprocity for allocating brokerage, buying securities in an account of an advisory client, or any other business dealings with a third party. Information on or advisory to personal investments as a favor for doing business on behalf of the advisory clients-- regardless of what form the favor takes -- is strictly prohibited. The appearance of a "special favor" is also sufficient to make a personal transaction prohibited under these guidelines.

         10. NON-CASH COMPENSATION. No advisory person shall directly or indirectly accept or make payments or offers of payments of any form of compensation received in connection with the offering of the Adviser's services that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging, except as provided below:

         (a) gifts that do not exceed an annual amount per advisory person or other person of $100 and are not preconditioned on achievement of a sales target;

         (b) an occasional meal, a ticket to a sporting event or theater or comparable entertainment which is neither so frequent nor so extensive as to raise any question of impropriety and is not preconditioned on achievement of a sales target;

         (c) payment or reimbursement in connection with meetings held for the purpose of training or education of advisory persons or other persons provided that:

                  (i) advisory persons obtain the Adviser's approval to attend the meeting and attendance by advisory persons is not preconditioned on the achievement of a sales target or any other incentives pursuant to a non-cash compensation arrangement;

                  (ii) the location is appropriate for the purpose of the meeting;

                  (iii) the payment or reimbursement is not applied to the expenses of guests of the advisory person or other person; and

                  (iv) the payment or reimbursements not preconditioned on the achievement of a sales target.

         11. NO HOT ISSUES. No advisory person may purchase or receive securities of a public offering which trade at a premium in the secondary market whenever such secondary market begins in any of his or her accounts, including any accounts in which the advisory person has a beneficial interest.

         12. THESE ARE SUPPLEMENTAL PROCEDURES. All advisory persons also remain fully subject to the obligations imposed by the Code of Ethics and the Adviser's trading policies as contained in the Compliance Manual. With respect to reporting obligations, these reporting obligations, in brief, require that all securities transactions be reported not later than 10 days after the end of the calendar quarter in which the transactions was effected. The reports shall contain the type of information typically included in a confirmation, namely identification of the account, the title and amount of the security involved, the date and nature of the transaction, price at which it was effected, and the name of the broker, dealer or bank with or through whom the transaction was effected.

         13. EXCEPTIONS. Exceptions to the procedures and requirements contained in these guidelines will be permitted only in highly unusual circumstances. Any exception must be documented and approved by any of the persons listed on Exhibit A to the Code of Ethics.

         14.  ANNUAL  CERTIFICATION.   Each  advisory  person  shall  re-certify
annually his or her familiarity with these guidelines and other procedures and shall certify compliance with these guidelines and procedures.